UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 3, 2024	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)    Compensatory Arrangements of Certain Officers.

Executive Employment Agreements with Chief Operating Officer and Chief Legal Officer

On January 3, 2024, Comtech Telecommunications Corp. (the “Company”) entered into Employment Agreements (the “Executive Employment Agreements”) with Maria Hedden, the Company’s Chief Operating Officer, and Don Walther, the Company’s Chief Legal Officer, which have an initial term of three (3) years, and thereafter will continue on an annual basis unless either party provides the other with written notice of non-renewal at least ninety (90) days prior to the expiration of the applicable term (or earlier termination of employment).

Under the Executive Employment Agreements, Ms. Hedden will receive an annual base salary of $515,000 and an annual target bonus opportunity equal to 60% of base salary. Mr. Walther will receive an annual base salary of $475,000 and an annual target bonus opportunity equal to 50% of base salary.

The Executive Employment Agreements each provide that in the event of the executive’s termination of employment by the Company without “Cause” or a termination of employment by the executive for “Good Reason” (each as defined in the Executive Employment Agreement), the executive will receive payment of: (i) any unpaid bonus for any completed fiscal year that has ended prior to the date of such termination; (ii) a pro-rated portion of the annual bonus otherwise payable to the executive for the year in which the termination occurred, based upon the number of days during the year in which the executive was employed, and payable at the time annual bonuses are paid to other senior executives of the Company, (iii) an amount equal to one times the executive’s base salary as of the termination date, payable in equal quarterly installments on the last day of each fiscal quarter following the termination date, and (iv) if the executive timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement from the Company for the monthly COBRA premium paid by the executive for the executive and their dependents, which reimbursement will be payable for 12 months following the date of the termination (the “COBRA Reimbursement Period”) (or, if earlier, the date the executive is no longer eligible to receive COBRA continuation coverage). Notwithstanding the above, if such a termination of employment takes place within the period beginning ninety (90) days prior to and ending twelve (12) months following a “Change in Control” (as defined in the Executive Employment Agreement), then the executive will be entitled to receive the severance benefits described in (i), (ii) and (iv), and will also be entitled to receive an amount equal to one and a half (1.5) times the sum of (x) an amount equal to the executive’s base salary at the time of the termination date and (y) an amount equal to the executive’s target bonus for the year in which the termination date occurs, payable in equal installments on the last day of each fiscal quarter following the termination date. In addition, the executive will be entitled to receive vesting of any equity incentive award subject to performance-based vesting conditions based upon target performance.

Payment of any severance benefits under the Executive Employment Agreements is conditioned on the executive officer’s execution and non-revocation of a release of claims in favor of the Company. In addition, under the Executive Employment Agreements, the executive officers are subject to restrictive covenants relating to non-competition, non-solicitation and confidentiality of information.

The foregoing description of the Executive Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Executive Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Executive Employment Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    January 9, 2024
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer